                                                                      EXHIBIT 21

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
         GRANITE SUBSIDIARIES                          Jursidiction of Organization
         Granite Response Television, Inc.             Delaware
         San Joaquin Communications, Inc.              California
         RJR Communications, Inc.                      Minnesota
         WPTA-TV, Inc.                                 Delaware
         KNTV, Inc.                                    Virginia
         WTVH, Inc.                                    Delaware
         WTVH License, Inc.                            Delaware
         KSEE License, Inc.                            Delaware
         KBJR License, Inc.                            Delaware
         KNTV License, Inc.                            Delaware
         WPTA-TV License, Inc.                         Delaware
         KBVO, Inc.                                    Delaware
         WLAJ, Inc.                                    Delaware
         KBVO License, Inc.                            Delaware
         WWMT-TV, Inc.                                 Delaware
         WWMT-TV License, Inc.                         Delaware
         WKBW-TV, Inc.                                 Delaware
         WKBW-TV License, Inc.                         Delaware
         Queen City Broadcasting of New York, Inc.     New York
         Queen City Broadcasting, Inc.                 Delaware
         WXON License, Inc.                            Delaware
         WXON, Inc.                                    Delaware
         WEEK, Inc.                                    Delaware
         WEEK License, Inc.                            Delaware
         WLAJ License, Inc.                            Delaware
         KOFY-TV License, Inc.                         Delaware
         Pacific FM Incorporated                       California
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